UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
SECURITIES EXCHANGE ACT OF 1934

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[     ] Preliminary Information Statement

[     ] Confidential, for Use of the Commission Only (as permitted  by Rule 14c-5(d)(2))

[ X ] Definitive Information Statement

GENESIS CAPITAL CORPORATION OF NEVADA

 (Name of Registrant as Specified in its Charter)

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[ ]	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by  Exchange Act Rule 0-11(a)(2) and identify the filing for  which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the  Form or Schedule and the date of its filing.

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3)	Filing Party:_____________________________________

4)	Date Filed:______________________________________

Genesis Capital Corporation of Nevada
One N.E. First Avenue, Suite 205
Ocala, Florida 34470

INFORMATION STATEMENT

Pursuant To Section 14(c) of Securities and Exchange Act Of 1934

Approximate Date of Mailing: March 13, 2007

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information Statement is being furnished by the Board of Directors of Genesis Capital Corporation of Nevada (the “Company” or “us” or “we” or “our”) to the stockholders of record of the Company’s common stock at the close of business on February 26, 2007 (the “Record Date”), and is being sent to you to inform you of action which has been approved by the holders of at least a majority of the voting power of the Company outstanding on the Record Date, by written consents without holding a meeting of stockholders. By such written consents, such stockholders approved the following action:

1.  To effect a reverse split of the Company's common stock in a ratio of one (1) new share for every one hundred (100) existing shares of common stock. There will be no change to the par value or the authorized shares of common stock of the Company and any fractional shares will be rounded up, and

2.  To amend our Articles of Incorporation to effect the 1-for-100 reverse stock split with respect to our common stock (the “Amendment”).

Our Board of Directors unanimously adopted and approved the proposals, and on February 26, 2007 we received the written consent, in lieu of a meeting of stockholders, from the holders of 78.63% of the shares of our voting stock approving these actions. No other votes were required to adopt the Amendments and none are being solicited hereunder. A copy of the Certificate of Amendment to the Articles of Incorporation is attached hereto as Exhibit “A”.

This Information Statement is first being mailed or furnished to stockholders on or about March 13, 2007, and the Amendments described herein will not become effective until at least twenty (20) calendar days thereafter. We will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

OUTSTANDING SECURITIES AND VOTING RIGHTS

As of February 26, 2007, we had authorized: (1) five hundred million shares of common stock, $0.001 par value, 467,949,688 of which were issued and outstanding, and (2) five million shares of Series A Preferred Stock, $0.001 par value, all of which were issued and outstanding, and (3) five million shares of Series B Preferred Stock, $0.001 par value, all of which were issued and outstanding.

Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of Stockholders. Each holder of Series A Preferred Stock votes with the Common Stock and is entitled to twenty-five (25) votes for each share of Preferred stock held on all matters submitted to a vote of stockholders. Each holder of Series B Preferred Stock votes with the Common Stock and is entitled to two hundred and fifty (250) votes for each share of Preferred stock held on all matters submitted to a vote of stockholders. Under Nevada law, any action that may be taken at any stockholders’ meeting may be taken by written consent of the requisite number of stockholders required to take such action. The Amendment requires the affirmative vote or written consent of the holders of a majority of the Company’s voting power.

There will be no change to the par value or the authorized shares of Common Stock of the Company. There shall be no odd lots and any fractional shares will be rounded up, so that no shareholder shall have less than one (1) share after the effectiveness of the reverse split.

STOCKHOLDERS' RIGHTS

Nevada Revised Statutes ("NRS") 78.390 provides that every amendment to the Company's Articles of Incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of stockholders entitled to vote on any such amendment. Under NRS 78.390 and the Company's bylaws, an affirmative vote by stockholders holding shares entitling them to exercise at least a majority of the voting power is sufficient to amend the Company's Articles of Incorporation. NRS 78.320 provides that, unless otherwise provided in the Company's Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the amendment described herein as early as possible in order to accomplish the purposes as herein described, the Company's Board of Directors voted to utilize, and did in fact obtain, the written consent of the holders of a majority in the interest of the Company's Common Stock and Series A Preferred Stock. NRS 78.320 provides that in no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

On February 26, 2007, the following shareholders, who collectively owned approximately 78.63% of our voting power, consented in writing to the proposed actions:

Name	Common Shares	Percentage
Richard Astrom	0	0
Christopher Astrom	48,880,309	10.45%
National Realty and Mortgage , Inc.(a)	25,230,000	5.39%

TOTAL	74,110,309	15.84%

(a)
Richard Astrom is the President, a director, and controlling shareholder of National, and could be considered the beneficial owner of the shares issued to National. Christopher Astrom is an officer and director of National and could be also considered the beneficial owner of the shares issued to National.

	Series A Preferred Shares*

Christopher Astrom	5,000,000	100%

TOTAL	5,000,000	100%

* Each share of Series A Preferred Stock is entitled to vote with the Common Stock at the rate of twenty five (25) votes for each such share. Accordingly, the entire class of Series A Preferred Stock is entitled to 125 Million votes.

	Series B Preferred Shares**

Christopher Astrom	5,000,000	100%

TOTAL	5,000,000	100%

** Each share of Series B Preferred Stock is entitled to vote with the Common Stock at the rate of two hundred and fifty (250) votes for each such share. Accordingly, the entire class of Series A Preferred Stock is entitled to 1 billion 250 Million votes.

The actions described in this Information Statement cannot be taken until at least twenty (20) days after this Information Statement has been first mailed to our stockholders.

Pursuant to the NRS, we are required to provide prompt notice to our stockholders, who have not consented in writing to such actions, of the taking of the corporate action by written consent. This Information Statement serves as such notice.

NO DISSENTERS' RIGHTS

We are distributing this Information Statement to our stockholders in full satisfaction of any notice requirements we may have under the Securities and Exchange Act of 1934, as amended, and the Nevada Revised Statutes. No dissenters' rights under Nevada law are afforded to the our stockholders as a result of the actions proposed in this Information Statement.

NOTICE TO STOCKHOLDERS OF ACTIONS
APPROVED BY CONSENTING STOCKHOLDERS

The following action has been approved by the written consent of stockholders entitled to vote a majority of the aggregate voting power of the Company:

General

Our Board has approved, and the stockholders owning a majority of the Company’s voting power have consented in writing to: (a) effect a reverse split of our common stock in a ratio of one (1) new share for every one hundred (100) existing shares of common stock. There will be no change to the par value or the authorized shares of common stock of the Company and any fractional shares will be rounded up, and (b) amend our Articles of Incorporation to effect the 1-for-100 reverse stock split with respect to our common stock (the “Amendment”).

A copy of the Certificate of Amendment to the Articles of Incorporation effecting the Amendment, in substantially the form to be filed with the Secretary of State of Nevada, is attached to this Information Statement as Exhibit “A”. The stockholders owning a majority of our voting power have consented to the Amendment, which Amendment will become effective on March 29, 2007 (the "Effective Date").

We have taken all action required under Nevada law to approve the Amendment; however, since stockholder approval of the Amendment was obtained by written consent rather than at a stockholders' meeting, Nevada law requires that notice be sent to all non-consenting stockholders notifying them of the actions taken not more than thirty (30) days after the effective date of the consent and the Exchange Act will not permit such filing until the expiration of twenty (20) calendar days from the date hereof. The Articles of Amendment filed with the Nevada Secretary of State will not become effective until March 29, 2007, after the expiration of the 20-calendar day period.

Stockholder Approval Previously Obtained

As of February 26, 2007, 467,949,688 shares of Common Stock were issued and outstanding. Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Each holder of Series A Preferred Stock is entitled to twenty-five (25) votes for each share of Preferred stock held on all matters submitted to a vote of stockholders. Each holder of Series B Preferred Stock is entitled to two hundred and fifty (250) votes for each share of Preferred stock held on all matters submitted to a vote of stockholders. The Amendment requires the approval the holders of at least a majority of the voting power of the Company.

By written consent dated February 26, 2007, the stockholders owning a majority of the outstanding shares of the Common Stock and the Preferred Stock have approved the adoption and implementation of the Amendment. Such action is sufficient to satisfy the applicable requirements of Nevada law that stockholders approve such actions. Accordingly, stockholders will not be asked to take further action on the Amendment at any future meeting and the Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with the Amendments.

Purpose and Effect of Reverse Split of Common Stock

Purpose. We believe that the proposed reverse stock split will make our capital structure more attractive to prospective business ventures in the event we locate one or more business opportunities. Although it is generally expected that a reverse split will result in a proportionate increase in the market price of the split shares, but because of lack of trading in our shares there can be no assurance that our Common Stock will trade at a multiple of 100 times our current price, or that any price increase will be sustained. If the market price of our stock declines after the implementation of the reverse split, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would be the case in the absence of the reverse split. Further, the fact that we have no revenue, and no assets and may greatly impact our stock price and the ability to liquidate your shares.

As part of the reverse stock split, the amount of authorized shares and the par value of our common stock will remain unchanged. While the aggregate par value of our outstanding Common Stock will be decreased, our additional paid-in capital will be increased by a corresponding amount. Therefore, the reverse split will not affect our total stockholders' equity. All share and per share information will be retroactively adjusted to reflect the reverse split for all periods presented in our future financial reports and regulatory filings.

Effect. After the effective day of the proposed reverse stock split, each stockholder will own a reduced number of shares of Common Stock. Further, any outstanding options, warrants and rights as of the effective date that are subject to adjustment will be decreased accordingly.

The reverse stock split will affect all common stockholders uniformly and will not affect any shareholders' percentage interest in the Company (except for shareholders receiving one whole share for a fractional share interest). The authorized but unissued shares of stock shall remain unchanged and not be effected by the stock split.

An effect of the existence of authorized but un-issued capital stock may be to enable us to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of our management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in our best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The Company does not have any current plans, proposals, or arrangements to propose any amendments to our Articles of incorporation or bylaws that would have a material anti-takeover effect.

At the same time an effect of the existence of authorized but un-issued capital stock may be to enable us to issue stock as part of a merger or acquisition in our efforts to locate an operating business in which to merge or acquire. The Company is not in negotiations with and has no current prospects in which to merge or acquire.

EFFECTIVENESS OF AMENDMENT

We reserve the right, upon notice to stockholders, to abandon or modify the proposed Amendment at any time prior to the filing of the Amendment upon consent of the Board and the holders of a majority of our voting power.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein, which is not shared by all other stockholders pro-rata, and in accordance with their respective interests.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information with respect to beneficial ownership of the Company’s outstanding Common Stock as of February 26, 2007 by: (i) each person known by the Company to beneficially own more than 5% of the outstanding Common Stock, (2) each of the Company's named executive officers, (3) each of the Company's directors, and (4) all of the Company's executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise noted, (1) the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them and (2) the address of each person listed in the following table (unless otherwise noted) is c/o Genesis Capital Corporation of Nevada, One N.E. First Avenue, Suite 205, Ocala, Florida 34470

The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options held by such persons that are exercisable within 60 days of February 26, 2007, but excludes shares of Common Stock underlying options held by any other person. The number of shares of Common Stock outstanding as of February 26, 2007 was 467,949,688. Except as noted otherwise, the amounts reflected below are based upon information provided to the Company and filings with the SEC.

Name	Common Shares	Percentage
Richard Astrom	0	0
Christopher Astrom	48,880,309	10.45%
National Realty and Mortgage , Inc.(a)	25,230,000	5.39%

TOTAL	74,110,309	15.84%

(a)
Richard Astrom is the President, a director, and controlling shareholder of National, and could be considered the beneficial owner of the shares issued to National. Christopher Astrom is an officer and director of National and could be also considered the beneficial owner of the shares issued to National.

	Series A Preferred Shares*

Christopher Astrom	5,000,000	100%

TOTAL	5,000,000	100%

* Each share of Series A Preferred Stock is entitled to vote with the Common Stock at the rate of twenty five (25) votes for each such share. Accordingly, the entire class of Series A Preferred Stock is entitled to 125 Million votes.

	Series B Preferred Shares**

Christopher Astrom	5,000,000	100%

TOTAL	5,000,000	100%

** Each share of Series B Preferred Stock is entitled to vote with the Common Stock at the rate of two hundred and fifty (250) votes for each such share. Accordingly, the entire class of Series A Preferred Stock is entitled to 1 billion 250 Million votes.

OTHER ACTION

No other action was taken or authorized by the stockholders’ written consent to corporate action to which this Information Statement pertains.
COSTS OF INFORMATION STATEMENT

This Information Statement has been prepared by our Board of Directors and us. We will bear the costs of distributing this Information Statement to stockholders, including the expense of preparing assembling, printing and mailing the Information Statement. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Information Statement and related materials to stockholders. We may pay for and use the services of other individuals or companies not regularly employed by us in connection with the distribution of this Information Statement if we determine that this is advisable.

By Order of the Board of Directors

/s/ Christopher Astrom Christopher Astrom, President, Chairman

EXHIBIT A

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
OF GENESIS CAPITAL CORPORATION OF NEVADA.

(Pursuant to NRS 78.385 and 78.390 - after Issuance of Stock)

We the undersigned do hereby certify that:

1. The name of the corporation is GENESIS CAPITAL CORPORATION OF NEVADA

2.  Article III - regarding the capital stock is hereby amended to add the following first paragraph

“Article III -

Each One Hundred (100) shares of Common Stock outstanding at 9:00 a.m. on March 29, 2007 shall be deemed to be one (1) share of Common Stock of the Corporation, par value $0.001 per share. There shall be no fractional shares. Odd lots shall be rounded up. The total number of authorized shares shall not be reversed down but shall remain 510,000,000 shares of which 500,000,000 are designated common stock, par value $.001 and 10,000,000 are designated preferred stock, par value $.001.

3.  All the rest or remainder of the Corporation's Certificate of Incorporation shall remain in full force and effect.

4. This amendment to the Articles of Incorporation has been duly adopted in accordance with the Nevada Revised Statutes.

5. The number of shares of the Corporation outstanding and total voting rights of shares entitled to vote on an amendment to the Articles of Incorporation is 1,842,949,688 and that said amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

6. The number of votes for such amendments was 1,449,110,309 (78.63%).

7. The effective date of this Amendment is March 29, 2007.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of this 12th day of March, 2007.

GENESIS CAPITAL CORPORATION OF NEVADA

By: Christopher Astrom Christopher Astrom, President